CONSENT OF
                              MAYER, BROWN & PLATT


We hereby consent to the reference to our firm under the caption "LEGAL AND ACTUARIAL MATTERS AND EXPERTS" in the prospectus comprising a part of Pre-Effective Amendment No. 1 to the Form S-6 Registration Statement of Aid Association for Lutherans and AAL Variable Life Account 1, File Nos. 333-31011 and 811-08289.


                                                            MAYER, BROWN & PLATT


Washington, D.C.
November 20, 1997